UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2010

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31507	94-3283464
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2295 Iron Point Road, Suite 200, Folsom, CA	95630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 608-8200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

During our earnings conference call on February 9, 2010, we highlighted the following outlook for the first quarter 2010 and full year 2010.

(Dollar amounts are approximations)

For the first quarter of the year, we estimate our revenue to be approximately $303 million to $305 million. We estimate organic growth to improve at least one percentage point from a negative 1% in the fourth quarter of 2009 to approximately flat or slightly positive in the first quarter of 2010, with the components as follows: core pricing growth of approximately positive 2.5%; surcharges growth to be slightly negative; volume growth to be between negative 4% to 4.5%; and recycling, intermodal and other growth to be approximately positive 2%. Operating income before depreciation, amortization and accretion expense is estimated to be between $91.5 million and $92 million, reflecting a margin of a little above 30%. Depreciation and amortization expense is estimated to be approximately 11.6% of revenue.  Operating income is estimated to be approximately 18.5% of revenue.  We expect interest expense to be approximately $12.2 million. We expect our effective tax rate to be about 38.5%.  This effective tax rate excludes an approximate $2 million expected one-time increase in our first quarter income tax provision from an increase in our deferred tax liabilities. Noncontrolling interests expense is estimated to be $300,000.  We expect our fully diluted share count to be approximately 79 million shares, excluding the impact of any stock option exercise activity or any stock repurchase activity during the remainder of the quarter. We are targeting to repurchase up to 6% of outstanding shares during 2010.

These first quarter estimates assume no change in the current economic environment and exclude the impact of any additional acquisitions that may close during the quarter as well as the expensing of acquisition-related costs.

For the full year, in addition to the outlook provided in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2010, we expect net pricing of approximately 2.5%, recycling, intermodal and other growth to be between positive 0.5% to 1%, and volume growth to be between negative 1.5% and flat for the full year. Our operating income before depreciation, amortization and accretion expense is estimated to be approximately 31.7% of revenue. Free cash flow is estimated to be a little over $200 million.

These full year estimates assume no change in the current economic environment and exclude the impact of any additional acquisitions that may be completed during the quarter, the expensing of acquisition-related costs, a one-time charge in the second quarter of 2010 associated with the announced early redemption on April 1, 2010, of our senior convertible notes due 2026, and any impact to the income tax provision from changes in the Company’s deferred tax liabilities. The one-time charge of approximately $10 million in the second quarter of 2010 is comprised of the following: approximately $7.5 million for the make-whole redemption premium, $1 million for the expensing of unamortized financing fees, and $1.5 million for the expensing of unamortized debt discount associated with the adoption of the new convertible debt accounting guidance in 2009. As a result of the redemption, quarterly interest expense would be reduced, excluding the charge described above, by approximately $3 million beginning in the second quarter of 2010.

Operating income before depreciation, amortization and accretion is considered a non-GAAP financial measure, and is provided supplementally because it is widely used by investors as a valuation measure in the solid waste industry.  We define operating income before depreciation, amortization and accretion as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Management uses operating income before depreciation, amortization and accretion as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations.  Other companies may calculate this measure differently.

Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate free cash flow differently.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this report are forward-looking in nature, including statements related to our 2010 outlook. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following:  (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) downturns in the worldwide economy adversely affect operating results; (4) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (5) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (6) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (7) we may lose contracts through competitive bidding, early termination or governmental action; (8) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (9) increases in the price of fuel may adversely affect our business and reduce our operating margins; (10) increases in labor and disposal and related transportation costs could impact our financial results; (11) efforts by labor unions could divert management attention and adversely affect operating results; (12) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate; (13) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (14) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (15) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (16) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (17) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (23) we may incur additional charges related to capitalized expenditures, which would decrease our earnings; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (27) future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) extensive and evolving environmental and health and safety laws and regulations may restrict our operations and growth and increase our costs; (29) climate change regulations may adversely affect operating results; (30) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (31) alternatives to landfill disposal may cause our revenues and operating results to decline; (32) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; and (33) unusually adverse weather conditions may interfere with our operations, harming our operating results.  These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: February 9, 2010	BY:	/s/ Worthing F. Jackman
Worthing F. Jackman, Executive Vice President and Chief Financial Officer